                                  EXHIBIT 19

Onyx Acceptance Grantor Trust 1996-2                                                           Distribution Date Statement

6.40% AUTO LOAN PASS-THROUGH CERTIFICATES                                                                        14-Aug-96

Collection Period Beginning on:         07/01/96

Collection Period Ending on:            07/31/96

Distribution Date:                      08/15/96


 1  Original Pool Balance                                                                                   $85,013,318.00

 2  Collection Period Beginning Pool Balance                                                                $79,331,370.15

 3  Collection Period Beginning Pool Balance Factor                                                               0.933164


    COMPUTATION OF COLLECTION ACCOUNT AMOUNTS AVAILABLE FOR DISTRIBUTION

 4  Total Collections from Obligors          01-Jul-96       to        31-Jul-96                             $3,435,719.16

 5  Full Prepayments through first 5 business days of current month                                             225,809.63

 6  Full Prepayments included in Prior Collection Period                                                        171,745.46

 7  Partial Prepayments deposited to PayAhead Acct                                                               62,880,96

 8  Amounts Withdrawn from PayAhead Acct & Deposited to Collection Acct                                               0.00

 9  Yield Supplement Amount to be Deposited to Collection Account                                                     0.00

10  Net Liquidation Proceeds on Default      01-Jul-96       to        31-Jul-96                                162,257.67

11  Net Liquidation Proceeds first 5 business days of current month                                                   0.00

12  Net Liquidation Proceeds included in Prior Collection Period                                                      0.00

13  Net Insurance Proceeds                                                                                            0.00

14  Net Insurance Proceeds first 5 business days of current month                                                     0.00

15  Net Insurance Proceeds included in Prior Collection Period                                                        0.00

16  Aggregate Amount of Repurchased Contracts                                                                         0.00

17  Reinvestment Earnings on Funds in C      01-Jul-96       to        31-Jul-96                                  9,715.23

18  COLLECTION ACCOUNT AMOUNTS AVAILABLE  (4+5-6-7+8+9+10+11-12+13+14+15+16+17)                              $3,598,875.27


    COMPUTATION OF CERTIFICATE ENDING POOL BALANCE

19  Collection Period Beginning Pool Balance                                                                $79,331,370.15

20  Scheduled Principal Decline (recomputed actuarial)                                                        1,139,913.14

21  Full Prepayments                         08-Jul-96       to        31-Jul-96                              1,056,825.31

22  Full Prepayments through first 5 business days of current month                                             225,809.63

23  Defaulted Contracts (Liquidated Proceeds    08-Jul-96       to        31-Jul-96                             257,957.81

23a Defaulted Contracts (Liquidated Proceeds received) thru 1st 5 business days of current month                 10,607.03

24  Defaulted Contracts (4 or more periods. Liquidated Proceeds not received)                                         0.00

24a Defaulted Contracts (4 or more periods. Liquidated Proceeds not received) thru 1st bus. days
    of current month                                                                                                  0.00

25  Repurchased Contracts                                                                                             0.00

26  CERTIFICATE ENDING POOL BALANCE (19-20-21-22-23-23a-24-24a-25)                                          $76,640,257.23


    CERTIFICATE ENDING BALANCE POOL FACTOR                                                                        0.901509

27  PRINCIPAL DISTRIBUTION AMOUNT  (19-26)                                                                   $2,691,112.92


    DISTRIBUTIONS FROM COLLECTION ACCOUNT

28  Principal Distribution Amount                                                                            $2,691,112.92

29  Interest Distribution Amount (6.4% / 12)                                                                    423,100.64

30  Servicing Fee Payable to Servicer (1.0% / 12)                                                                66,109.48

31  Surety Fee Payable to Surety (0.20% / 360 * Days in Collection Period)                                       13,662.62

31a Reinsurance Fee Payable to Surety (2.00% / 360 * Days in period * (lesser of $2,009,998.25 or 41-43)          2,928.24

32  Reinvestment Earnings Payable to Finco                                                                        9,715.23

33  TOTAL DISTRIBUTIONS FROM COLLECTION ACCOUNT  (28+29+30+31+31a+32)                                        $3,206,629.13

34  TOTAL EXCESS SPREAD AVAILABLE FOR DEPOSIT TO SPREAD ACCOUNT (18-33)                                        $392,246.14


    SPREAD ACCOUNT RECONCILIATION

35  Initial Deposit                                                                                                $100.00

36  Deposits to Spread Account Prior Collection Periods                                                        $455,924.57

37  Deposit to Spread Account this Collection Period  (34)                                                     $392,246.14

38  Reinvestment Earnings on Funds in S       01-Jul-96       to        31-Jul-96                                $1,441.33

39  Draws from Spread Account Prior Periods                                                                          $0.00

40  SPREAD ACCOUNT BALANCE  (35+36+37+38-39)                                                                   $849,712.04

41  Required Spread Account Balance  (Max of 6% x (26) or 2% x (1))                                          $4,598,415.43

42  Draws from Spread Account this Collection Period  ((40 - 41) if positive, 0 otherwise)                           $0.00

43  Spread Account Balance net of Draws this Collection Period  (40 - 42)                                      $849,712.04


    DELINQUENCY STATISTICS

44  Number of Accts Delinquent 30 - 59 Days                                                                             43

45  Number of Accts Delinquent 60 - 89 Days                                                                             21

45a Number of Accts Delinquent 90 Days and Over                                                                         18

46  Total Number of Delinquent Accounts 30 Days and Over                                                                82

47  Aggregate Net Outstanding Balance of Delinquent Loans 30 - 59 days                                            $607,334

48  Aggregate Net Outstanding Balance of Delinquent Loans 60 - 89 days                                            $330,967

48a Aggregate Net Outstanding Balance of Delinquent Loans 90 days and over                                        $235,875

49  Total Aggregate Net Outstanding Balance of Delinquent Loans  (44 + 45)                                      $1,174,177

50  Policy Claim Amount                                                                                              $0.00


    REPOSSESSION STATISTICS

51  Number of Accounts in Repo Inventory @ Beginning of Collection Period                                               17

52  Number of Accounts Repossessed During Collection Period                                                             22

53  Number of Repo'd Accounts Sold or Reinstated During Collection Period                                               20

54  Number of Accounts in Repo Inventory @ End of Collection Period                                                     19

55  Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ Beginning of Collection Period           $280,309.73

56  Aggregate Net Outstanding Balance of Accounts Repossessed During Month                                      313,441.29

57  Aggregate Net Outstanding Balance of Repo Accounts Sold or Reinstated During Month                          326,288.19

58  Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ End of Collection Period                 $267,462.83


    YIELD SUPPLEMENT ACCOUNT BALANCE

59  Initial Deposit                                                                                                  $0.00

60  Draws from Yield Supplement to Collection Account                                                                $0.00

61  Yield Supplement Account Balance                                                                                 $0.00



    ACCOUNTS OUTSTANDING

62  Original Accounts Outstanding                                                                                    6,970

63  Remaining Number of Accounts Outstanding @ End of Collection Period                                              6,570


    NET YIELD

64  Interest Collected on Contracts                                                                           1,176,099.75

65  Interest Collected on Contracts - Prior Collection Period                                                 1,072,792.78

66  Interest Collected on Contracts - Two Collection Periods Ago                                                737,882.87

67  Liquidated Contract Balances (less Liquidation proceeds)                                                    106,307.17

68  Liquidated Contract Balances (less Liquidation proceeds) - Prior Collection Period                           52,749.78

69  Liquidated Contract Balances (less Liquidation proceeds) - Two Collection Periods Ago                        10,746.14

70  Interest Paid to Certificate Holders                                                                        423,100.64

71  Interest Paid to Certificate Holders - Prior Collection Period                                              436,956.07

72  Interest Paid to Certificate Holders - Two Collection Periods Ago                                           453,404.36

73  Servicing Fees Paid to Servicer                                                                             $66,109.48

74  Servicing Fees Paid to Servicer - Prior Collection Period                                                   $68,274.39

75  Servicing Fees Paid to Servicer - Two Collection Periods Ago                                                $70,844.43

76  Certificate Ending Pool Balance                                                                         $76,640,257.23

77  Certificate Ending Pool Balance - Prior Collection Period                                               $81,929,263.60

78  Certificate Ending Pool Balance - Two Collection Periods Ago                                            $85,013,318.00

79  NET YIELD                                                                                                        6.40%


    A.P.R. OF TRUST CONTRACTS

80  Dollar Weighted A.P.R. of Contracts @ Cutoff Date                                                               14.84%

81  Dollar Weighted A.P.R. of Remaining Contracts in Trust as of End of Collection Period                           14.87%


    CREDIT LOSSES

82  Gross Credit Losses during Collection Period  (23+23a+24+24a)                                              $268,564.84

83  Recoveries during Collection Period  (10+11-12)                                                             162,257.67

84  NET CREDIT LOSSES DURING COLLECTION PERIOD  (82-83)                                                        $106,307.17

85  CUMULATIVE NET CREDIT LOSSES                                                                               $169,803.09

86  CUMULATIVE NET CREDIT LOSSES AS A PERCENT OF ORIGINAL CERTIFICATE BALANCE (85 / 1)                               0.20%

87  Net Charge-off Percentage - Current Collection Period - (Annualized)                                             1.61%

88  Charge-off Percentage - Average of last 3 Collection Periods                                                     0.84%

89  Repos in Inventory delinquent 30 to 60 days ($)                                                                  $0.00

90  Delinquent Contract Percentage ($ past due 60 days or more + repo i                                              0.74%

91  Delinquency Percentage                                                                                           0.46%

92  Remaining Weighted Average Maturity (Months)                                                                      51.4


    I certify that the computations reflected above are accurate and have been prepared in accordance with the Pooling and Servicing Agreement dated May 1, 1996.

                                                                              31-Jul-96

    By:                                    Date:
       -----------------------------------      ------------------------
       Name:   Don Duffy
       Title:  Executive Vice President


                     CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                                 JUNE 30, 1996

                                  (UNAUDITED)

                     CAPITAL MARKETS ASSURANCE CORPORATION

                                 BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                     ASSETS



                                                                       JUNE 30,       DECEMBER 31,
                                                                         1996             1995
                                                                      -----------     ------------
                                                                      (UNAUDITED)
Investments:
  Bonds at fair value (amortized cost $282,241 at June 30, 1996 and
     $210,651 at December 31, 1995).................................   $ 280,706         215,706
  Short-term investments (at amortized cost which approximates fair
     value).........................................................      15,664          68,646
                                                                       ---------         -------
          Total investments.........................................     296,370         284,352
                                                                       ---------         -------
  Cash..............................................................         459             344
  Accrued investment income.........................................       3,715           3,136
  Deferred acquisition costs........................................      39,904          35,162
  Premiums receivable...............................................       3,232           3,540
  Prepaid reinsurance...............................................      16,175          13,171
  Other assets......................................................       3,537           3,428
                                                                       ---------         -------
          Total assets..............................................   $ 363,392         343,133
                                                                       =========         =======

                               LIABILITIES AND STOCKHOLDER'S EQUITY
Liabilities:
  Unearned premiums.................................................   $  56,743          45,767
  Reserve for losses and loss adjustment expenses...................       8,369           6,548
  Ceded reinsurance.................................................       2,395           2,469
  Accounts payable and other accrued expenses.......................       9,582          10,844
  Current income taxes..............................................         278             136
  Deferred income taxes.............................................      12,145          11,303
                                                                       ---------         -------
          Total liabilities.........................................      89,512          77,067
                                                                       ---------         -------
Stockholder's Equity:
  Common stock......................................................      15,000          15,000
  Additional paid-in capital........................................     208,475         205,808
  Unrealized (depreciation) appreciation on investments, net of
     tax............................................................        (998)          3,286
  Retained earnings.................................................      51,403          41,972
                                                                       ---------         -------
          Total stockholder's equity................................     273,880         266,066
                                                                       ---------         -------
          Total liabilities and stockholder's equity................   $ 363,392         343,133
                                                                       =========         =======

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                              STATEMENTS OF INCOME
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                        THREE MONTHS ENDED      SIX MONTHS ENDED
                                                             JUNE 30                JUNE 30
                                                        ------------------     ------------------
                                                         1996        1995       1996       1995
                                                        -------     ------     ------     -------
Revenues:
  Direct premiums written.............................  $18,622     16,000     32,777      32,838
  Assumed premiums written............................      150        669      1,024         823
  Ceded premiums written..............................   (5,103)    (2,553)    (7,013)     (5,646)
                                                        -------     ------     ------     -------
          Net premiums written........................   13,669     14,116     26,788      28,015
  Increase in unearned premiums.......................   (3,681)    (6,813)    (7,972)    (13,611)
                                                        -------     ------     ------     -------
          Net premiums earned.........................    9,988      7,303     18,816      14,404
  Net investment income...............................    4,112      2,956      7,989       5,593
  Net realized capital gains..........................       19         20        168          85
  Other income........................................       25         12         79          24
                                                        -------     ------     ------     -------
          Total revenues..............................   14,144     10,291     27,052      20,106
                                                        -------     ------     ------     -------
Expenses:
  Losses and loss adjustment expenses.................    1,109        762      2,184       1,458
  Underwriting and operating expenses.................    3,385      3,638      7,362       7,376
  Policy acquisition costs............................    2,059      1,734      4,123       3,459
                                                        -------     ------     ------     -------
          Total expenses..............................    6,553      6,134     13,669      12,293
                                                        -------     ------     ------     -------
          Income before income taxes..................    7,591      4,157     13,383       7,813
                                                        -------     ------     ------     -------
Income Taxes:
  Current federal income tax..........................    1,316        344      1,981         664
  Deferred federal income tax.........................    1,148        457      1,971         976
                                                        -------     ------     ------     -------
          Total income taxes..........................    2,464        801      3,952       1,640
                                                        -------     ------     ------     -------
          NET INCOME..................................  $ 5,127      3,356      9,431       6,173
                                                        =======     ======     ======     =======

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                       STATEMENT OF STOCKHOLDER'S EQUITY
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                                               SIX MONTHS ENDED
                                                                                JUNE 30, 1996
                                                                               ----------------
Common stock:
  Balance at beginning of period.............................................      $ 15,000
                                                                                   --------
     Balance at end of period................................................        15,000
                                                                                   --------
Additional paid-in capital:
  Balance at beginning of period.............................................       205,808
  Capital contribution.......................................................         2,667
                                                                                   --------
     Balance at end of period................................................       208,475
                                                                                   --------
Unrealized (depreciation) appreciation on investments, net of tax:
  Balance at beginning of period.............................................         3,286
  Unrealized depreciation on investments.....................................        (4,284)
                                                                                   --------
     Balance at end of period................................................          (998)
                                                                                   --------
Retained earnings:
  Balance at beginning of period.............................................        41,972
  Net income.................................................................         9,431
                                                                                   --------
     Balance at end of period................................................        51,403
                                                                                   --------
     Total stockholder's equity..............................................      $273,880
                                                                                   ========

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                              SIX MONTHS ENDED     SIX MONTHS ENDED
                                                               JUNE 30, 1996        JUNE 30, 1995
                                                              ----------------     ----------------
Cash flows from operating activities:
  Net income................................................      $   9,431               6,173
                                                                  ---------             -------
Adjustments to reconcile net income to net cash provided
  (used) by operating activities:
  Reserve for losses and loss adjustment expenses...........          1,821               1,458
  Unearned premiums.........................................         10,977              15,463
  Deferred acquisition costs................................         (4,742)             (5,428)
  Premiums receivable.......................................            308              (3,603)
  Accrued investment income.................................           (579)               (290)
  Income taxes payable......................................          2,113               1,123
  Net realized capital gains................................           (168)                (85)
  Accounts payable and other accrued expenses...............          2,581               6,408
  Prepaid reinsurance.......................................         (3,004)             (1,852)
  Other, net................................................           (183)                692
                                                                  ---------             -------
          Total adjustments.................................          9,124              13,886
                                                                  ---------             -------
     Net cash provided by operating activities..............         18,555              20,059
                                                                  ---------             -------
Cash flows from investing activities:
  Purchases of investments..................................       (121,115)            (53,597)
  Proceeds from sale of investments.........................         19,875               7,829
  Proceeds from maturities of investments...................         82,800              25,874
                                                                  ---------             -------
     Net cash used in investing activities..................        (18,440)            (19,894)
                                                                  ---------             -------
  Net increase in cash......................................            115                 165
  Cash balance at beginning of period.......................            344                  85
                                                                  ---------             -------
     Cash balance at end of period..........................      $     459                 250
                                                                  =========             =======
Supplemental disclosures of cash flow information:
  Income taxes paid.........................................      $   1,725                 150
                                                                  =========             =======
  Tax and loss bonds purchased..............................      $     112                  18
                                                                  =========             =======

                See accompanying notes to financial statements.

                     CAPITAL MARKETS ASSURANCE CORPORATION

                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                 JUNE 30, 1996

1.   BACKGROUND

     Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.   BASIS OF PRESENTATION

     CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

3.   RECLASSIFICATIONS

     Certain prior period balances have been reclassified to conform to the current period presentation.